UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K 12g3

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 26, 2000

Airborne, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-06512 (Commission File Number)	91-0837469 (I.R.S. Employer Identification No.)

3101 Western Avenue
P.O. Box 662
Seattle, Washington 98111-0662
(Address of principal executive offices)

Registrant's telephone number, including area code: (206) 285-4600

ITEM 5. OTHER EVENTS

(a) Reorganization.

On December 26, 2000 (the "Effective Time"), Airborne Freight Corporation ("ABF"), a Delaware corporation, was reorganized as a wholly-owned subsidiary of a new holding company, Airborne Inc., a Delaware corporation ("Airborne"), pursuant to Section 251(g) of the Delaware General Corporation Law. The reorganization was effected pursuant to an Agreement and Plan of Merger dated November 7, 2000 (the "Agreement"), by and among ABF, Airborne, and AEX Merger, Inc., a Delaware corporation. Prior to the reorganization, Airborne was a wholly-owned subsidiary of ABF, and AEX Merger, Inc. was a wholly-owned subsidiary of Airborne. AEX Merger, Inc. was established as a conduit to create the holding company structure pursuant to Delaware law. Pursuant to the Agreement, AEX Merger Inc. was merged with and into ABF (the "Merger"), which was the surviving corporation in the Merger, and ABF became a wholly-owned subsidiary of Airborne. As part of the reorganization, the name of ABF was changed to "Airborne Express, Inc."

As a result of the Merger, stockholders of ABF became stockholders of Airborne as follows: Each share of common stock of ABF, $1.00 par value ("ABF Common Stock"), outstanding at the Effective Time was automatically converted into one share of common stock of Airborne, $1.00 par value ("Airborne Common Stock"). No additional capital stock of Airborne was issued as part of the Merger. The conversion of shares of ABF Common Stock in the Merger occurred without an exchange of share certificates. From and after the Effective Time, share certificates formerly representing shares of ABF Common Stock are deemed to represent shares of Airborne Common Stock. The shares of Airborne Common Stock and the Airborne Rights (as hereinafter defined) are listed on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "ABF," the same symbol used by ABF prior to the Merger.

Pursuant to an Assignment and Assumption Agreement dated as of December 21, 2000, between ABF and Airborne, which became effective at the Effective Time, ABF assigned and delegated to Airborne, and Airborne assumed, all of ABF's rights and obligations under the Rights Agreement (the "Rights Agreement") dated as of February 14, 1997 between ABF and The Bank of New York.

At the Effective Time, each Right (as defined in the Rights Agreement) became a right ("Airborne Right") to purchase one two- hundredth (1/200) of a share of Series A Participating Cumulative Preferred Stock of Airborne, without par value, having the powers, rights and preferences set forth in the Certificate of Incorporation of Airborne. The Airborne Rights are evidenced by the certificates for Airborne Common Stock registered in the names of the holders thereof.

The Certificate of Incorporation and Bylaws of Airborne are identical to the Restated Certificate of Incorporation and Bylaws of ABF (except for provisions regarding the incorporator, the corporate name and registered office and agent). The Board of Directors of Airborne following the Effective Time will be composed of the same individuals who were serving as directors of ABF prior to the Effective Time. The directors of Airborne will hold office for terms that are the same as the terms held by them with ABF prior to the Merger.

(b) Successor Registrant.

Pursuant to Rule 12g-3 (a) promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), Airborne is the successor issuer of ABF with respect to the ABF Common Stock and the ABF Rights to Purchase Series A Participating Cumulative Preferred Stock both of which were registered pursuant to Section 12(b) of the Act. Pursuant to said rule, the Airborne Common Stock and the Airborne Rights are deemed to be registered pursuant to Section 12(b) of the Act.

ITEM 7 FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

     Exhibit 2.     Agreement and Plan of Merger, dated November
               7, 2000, by and among Airborne Freight
               Corporation, AEX Merger, Inc. and Airborne, Inc.

     Exhibit 4.1.   Certificate of Incorporation of Airborne,
               Inc.

     Exhibit 4.2.   Bylaws of Airborne, Inc.

     Exhibit 4.3.   Assignment and Assumption Agreement dated
               December 21, 2000, between Airborne Freight
               Corporation and Airborne, Inc.

     Exhibit 4.4.   Certificate of Adjustment

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   AIRBORNE, INC.

DATED:  December 26, 2000       By:/s/Lanny H. Michael
                                   Lanny H. Michael
                                   Senior Vice President